Exhibit 4.2

AMENDMENT NO. 3 TO 364 DAY CREDIT AGREEMENT

AMENDMENT NO. 3, dated as of May 22, 2003 (this “Amendment”), to the 364 Day Credit Agreement, dated as of September 19, 2001, among Toys “R” Us, Inc., the Lenders party thereto, Citibank, N.A., JPMorgan Chase Bank and Barclays Bank PLC, as Co-Syndication Agents, Credit Suisse First Boston, Cayman Islands Branch, Wachovia Bank, National Association, and Société Générale, as Co-Documentation Agents, and The Bank of New York, as Administrative Agent (as amended, supplemented or otherwise modified, the “364 Day Credit Agreement”).

RECITALS

A.	Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the 364 Day Credit Agreement.

B.	The parties desire to amend the 364 Day Credit Agreement to the extent set forth herein, subject to the terms and conditions hereof.

Accordingly, in consideration of the terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	The definition of the term “Commitment” contained in Section 1.1 of the 364 Day Credit Agreement is hereby amended by deleting the word “Revolving”.

2.	The definition of the term “Maturity Date” contained in Section 1.1 of the 364 Day Credit Agreement is hereby amended by replacing the date “August 25, 2003” with the date “May 20, 2004”.

3.	The first sentence of Section 2.17 of the 364 Day Credit Agreement is hereby amended and restated in its entirety to read as follows:

The Borrower may, by written notice to the Administrative Agent, executed by the Borrower and one or more financial institutions, which may include one or more existing Lenders (each such financial institution being called a “Prospective Lender”), cause Commitments to be extended by the Prospective Lenders (or cause the Commitments of the Prospective Lenders to be increased, as the case may be), in an amount for each Prospective Lender set forth in such notice, provided, however, that (a) immediately after giving effect to each such extension or increase, the sum of the aggregate amount of all such extensions and increases consummated after May 22, 2003 shall in no event exceed $50,000,000, (b) each such extension or increase shall be in an aggregate amount that is not less than $5,000,000, (c) the Commitments shall in no event be extended or increased under this Section after May 22, 2003 on more than five (5) occasions, (d) each Prospective Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and (e) each Prospective Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed Accession Agreement.

4.

The lead-in clause of Section 3.4 of the 364 Day Credit Agreement is hereby amended and restated in its entirety to read as follows: “Except as set forth in the Borrower’s Annual Report on Form 10-K for the fiscal year ended February 1, 2003,”.

5.	Section 3.10 of the 364 Day Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 3.10. Financial Statements.  The Borrower has heretofore made available to the Credit Parties its Consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended February 1, 2003, reported on by Ernst & Young LLP, independent public accountants.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Consolidated Subsidiaries as of such date and for such period in accordance with GAAP.

6.	Section 3.11 of the 364 Day Credit Agreement is hereby amended by replacing the date “February 2, 2002” with the date “February 1, 2003”.

7.

Section 4.2(a) of the 364 Day Credit Agreement is hereby amended and restated in its entirety to read as follows: “The representations and warranties of the Borrower set forth in this Agreement (other than those contained in Sections 3.4 and 3.11) shall be true and correct in all material respects on and as of the date of such Borrowing (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date).”

8.	Section 9.1(b) of the 364 Day Credit Agreement is amended by replacing the name “Howard F. Bascom” with the name “William M. Barnum”.

9.

The last sentence of Section 9.5 of the 364 Day Credit Agreement is hereby amended and restated in its entirety to read as follows: “The provisions of Sections 2.12, 2.13, 2.14, 9.3, 9.12 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, and the Commitments or the termination of this Agreement or any provision hereof.”

10.	Article 9 of the 364 Day Credit Agreement is hereby amended by adding a new Section 9.14 to read as follows:

Section 9.14. Tax Shelter Regulations. Notwithstanding anything in any Loan Document to the contrary, the information subject to Section 9.12 shall not include, and each Credit Party and its Related Parties may disclose, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions and other tax analyses) that are provided to any Credit Party or any of its Related Parties relating to such tax treatment or tax structure; provided that, with respect to any document or similar item that contains information concerning the tax treatment or tax structure of the transactions contemplated by the Loan Documents, as well as other information, this sentence shall only apply to such portions of such document or similar item that relate to the tax treatment or tax structure of the Loans and the other transactions contemplated by the Loan Documents.

11.	Schedule 2.1 to the 364 Day Credit Agreement is hereby amended and restated in its entirety in the form of Annex 1 attached hereto.

12.	Simultaneously with the effectiveness of this Amendment:

( a )

each party listed on Annex 2 attached hereto (each a “Departing Lender”) shall exit the 364 Day Credit Agreement and the other Loan Documents and shall no longer have a Commitment or otherwise be a Lender (except with respect to those obligations of the Borrower and the Guarantors under each Loan Document that, by their express terms, are intended to survive the termination of such Loan Document); and

( b )

each party listed on Annex 1 attached hereto (each a “New/Continuing Lender”) shall continue to be a Lender (or, if such party is not already a Lender, shall become a party to the 364 Day Credit Agreement and have the rights and obligations of a Lender under the Loan Documents) with a Commitment as set forth adjacent to its name on Annex 1 attached hereto.

13.	This Amendment shall not be effective until such time as the Administrative Agent (or its counsel) shall have received:

( a )

from each of the Borrower, the Guarantor and each New/Continuing Lender either (i) a counterpart of this Amendment signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Amendment) that such Person has signed a counterpart of this Amendment;

( b )

from each of the Borrower, the Guarantor and each Departing Lender either (i) a counterpart of the Departing Lender Letter, substantially in the form of Annex 3 attached hereto, signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Amendment) that such Person has signed a counterpart of such Departing Lender Letter;

( c )

a certificate, dated the date hereof, of the Secretary or an Assistant Secretary of each of the Borrower and the Guarantor, (i) attaching a true and complete copy of the resolutions (or excerpts thereof) of its Board of Directors and of all documents evidencing other corporate action (in form and substance satisfactory to the Administrative Agent) taken by it to authorize the transactions contemplated hereby, (ii) attaching a true and complete copy of its certificate of incorporation, by-laws or other organizational documents, and (iii) attesting as to the incumbency of each of its officers executing this Amendment, including therein a signature specimen of each such officer; and

( d )

all accrued and unpaid facility fees under Section 2.9(a) of the 364 Day Credit Agreement owing to each Lender (including each Departing Lender) to, but excluding, the date hereof and all other fees and other amounts due and payable upon or prior to the effectiveness of this Amendment.

14.

Each of the Borrower and the Guarantor hereby (a) reaffirms and admits the validity and enforceability of each Loan Document, as amended, supplemented or otherwise modified hereby, to which it is a party and its obligations thereunder, and agrees and admits that it has no defense to or offset against any such obligation, and (b) represents and warrants that, as of the date hereof, (i) it is in compliance in all material respects with all of the terms, covenants and conditions of each Loan Document, as amended, supplemented or otherwise modified hereby, to which it is a party, (ii) there exists no Default or Event of Default and (iii) the representations and warranties made by it in the Loan Documents, as amended, supplemented or otherwise modified hereby, are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

15.

This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

16.

The 364 Day Credit Agreement and the other Loan Documents shall in all other respects remain in full force and effect, and no amendment, consent, waiver or other modification herein in respect of any term or condition of any Loan Document shall be deemed to be an amendment, consent, waiver or other modification in respect of any other term or condition of any Loan Document.

17.	THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Signature pages follow]

TOYS “R” US, INC.
AMENDMENT NO. 3 TO 364 DAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TOYS “R” US, INC.

By:	/s/ Jon W. Kimmins
Name:	Jon W. Kimmins
Title:	SVP – Treasurer
CONSENTED AND AGREED TO:

TOYS “R” US-DELAWARE, INC., as Guarantor

By:	/s/ Jon W. Kimmins
Name:	Jon W. Kimmins
Title:	SVP – Treasurer

TOYS “R” US, INC.
AMENDMENT NO. 3 TO 364 DAY CREDIT AGREEMENT

THE BANK OF NEW YORK, individually and as
Administrative Agent

By:	/s/ William M. Barnum
Name:	William M. Barnum
Title:	Vice President

TOYS “R” US, INC.
AMENDMENT NO. 3 TO 364 DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:

CITIBANK, N.A.

By:	/s/ Marc Merlino
Name:	Marc Merlino
Title:	Director

TOYS “R” US, INC.
AMENDMENT NO. 3 TO 364 DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:

JPMORGAN CHASE BANK

By:	/s/ Barry K. Bergman
Name:	Barry K. Bergman
Title:	Vice President

TOYS “R” US, INC.
AMENDMENT NO. 3 TO 364 DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:

BARCLAYS BANK PLC

By:	/s/ John Giannone
Name:	John Giannone
Title:	Director

TOYS “R” US, INC.
AMENDMENT NO. 3 TO 364 DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:

CREDIT SUISSE FIRST BOSTON, CAYMAN
ISLANDS BRANCH

By:	/s/ Bill O’Daly
Name:	Bill O’ Daly
Title:	Director

By:	/s/ David J. Dodd
Name:	David J. Dodd
Title:	Associate

TOYS “R” US, INC.
AMENDMENT NO. 3 TO 364 DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Doug Booth
Name:	Doug Booth
Title:	Director

TOYS “R” US, INC.
AMENDMENT NO. 3 TO 364 DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:

SOCIÉTÉ GÉNÉRALE

By:	/s/ Wayne Hosang
Name:	Wayne Hosang
Title:	Vice President

TOYS “R” US, INC.
AMENDMENT NO. 3 TO 364 DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ John Franceschi
Name:	John Franceschi
Title:	Vice President

TOYS “R” US, INC.
AMENDMENT NO. 3 TO 364 DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:

THE FIFTH THIRD BANK

By:	/s/ Ann Prerson
Name:	Ann Prerson
Title:	Corporate Banking Officer

TOYS “R” US, INC.
AMENDMENT NO. 3 TO 364 DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Jayne Seaford
Name:	Jayne Seaford
Title:	Senior Vice President

TOYS “R” US, INC.
AMENDMENT NO. 3 TO 364 DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ David J. Wechter
Name:	David J. Wechter
Title:	Vice President

TOYS “R” US, INC.
AMENDMENT NO. 3 TO 364 DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:

NATIONAL BANK OF EGYPT

By:	/s/ Hassan Eissa
Name:	Hassan Eissa
Title:	General Manager

By:	/s/ Rami El-Rifai
Name:	Rami El-Rifai
Title:	Vice President

TOYS “R” US, INC.
AMENDMENT NO. 3 TO 364 DAY CREDIT AGREEMENT

ANNEX 1

Schedule 2.1 (364 Day Credit Agreement)
Commitments

LENDER	COMMITMENT

The Bank of New York	$16,750,000.00
Barclays Bank PLC	$31,000,000.00
Citibank, N.A.	$16,750,000.00
JPMorgan Chase Bank	$16,750,000.00
Credit Suisse First Boston, Cayman Islands Branch	$16,750,000.00
Wachovia Bank, National Association	$16,750,000.00
Société Générale	$16,750,000.00
The Royal Bank of Scotland plc	$16,750,000.00
KeyBank National Association	$16,750,000.00
National Bank of Egypt	$15,000,000.00
U.S. Bank National Association	$10,000,000.00
The Fifth Third Bank	$10,000,000.00

TOTAL:	$200,000,000.00

DEPARTING LENDER LETTER

ANNEX 2

List of Departing Lenders

Bank One, NA (Main Office Chicago)

Bank Hapoalim B.M.

Banco Esperito Santo S.A., Nassau Branch